FIRST AMENDMENT
                              TO THE
            PROFFITT'S, INC. SUPPLEMENTAL SAVINGS PLAN


     The Proffitt's, Inc. Supplemental Savings Plan is hereby amended effective December 1, 1997 as follows:

     1. Article 6, Section 6.01 is hereby amended in its entirety to read as follows:

          6.01 Costs Borne by the Participating Companies.

               The costs of the Plan shall be borne by the Participating Companies or, at the election of the Committee, by the trust if one is created pursuant to section 6.02 hereof.

     IN WITNESS WHEREOF, Proffitt's, Inc. has caused this First
Amendment to the Proffitt's, Inc. Supplemental Savings Plan to be executed by its duly authorized officer on this _______ day of ____________________, 19_____.

                                   PROFFITT'S, INC.


                                   By:_______________________________

                                   Title:____________________________